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                                                                   EXHIBIT 10.48

                    THIRD AMENDMENT TO OFFICE/WAREHOUSE LEASE


         THIS THIRD AMENDMENT TO OFFICE/WAREHOUSE LEASE is made effective as of the February 23, 2004, by and between Cambridge Apartments, Inc., a Minnesota corporation ("Lessor"), and Navarre Corporation, a Minnesota corporation ("Lessee").

         WHEREAS, Lessor and Lessee entered into a certain Office/Warehouse Lease dated April 1, 1998, as subsequently amended by that certain First Amendment to Lease dated April 1, 1998, as subsequently amended by that certain Second Amendment to Office/Warehouse Lease dated effective as of July 14, 2003 (collectively, the "Lease") pursuant to which Lessor leased to Lessee certain premises located in the City of New Hope (the "City"), County of Hennepin, State of Minnesota consisting of approximately 86,430 square feet of office and warehouse space, commonly described as the Navarre Building, and located at 7400 49th Avenue North, New Hope, Minnesota (the "Demised Premises"); and

         WHEREAS, Lessee has requested, and Lessor has consented, to Lessee adding an additional door to the Demised Premises at the location set forth and described in the attached Exhibit A and described as "Door 120BB", attached hereto and made a part of this Third Amendment on the terms and subject the conditions hereinafter set forth.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

         1. New Door. Lessor consents to the construction of the new door (depicted as "North Door #120BB") (the "New Door") to the Demised Premises in accordance with the location depicted on the attached Exhibit A as an authorized tenant improvement pursuant to the Lease to be treated as part of the Building in the Demised Premises.

         2. Construction of New Door. Lessee agrees to construct the New Door at its sole cost and expense in accordance with all laws, ordinances, governmental regulations and insurance requirements affecting the Demised Premises.

         3. Escrow for New Door. Lessee agrees that as consideration for Lessor permitting the New Door, Lessee shall be obligated to remove the New Door within thirty days after the earlier termination or expiration of the Lease. Contemporaneously with the execution of this Third Amendment Lessee shall deposit with Lessor the sum of $15,000 ("New Door Security Deposit"), receipt of which is hereby acknowledged by Lessor, to be held by Lessor for the faithful payment and performance by Lessee of its obligation to remove the New Door required by this Paragraph 3 Lessor shall credit simple interest ( no compounding) on the New Door Security Deposit each year in an amount equal to the federal prime rate of interest then in effect as of January 1st each year and shall provide Lessee with a copy of the interest accrued and credited annually by February 15th of each year showing the interest accrued for the prior year (e.g., for interest earnings for 2004 on the initial $15,000 deposit Lessor shall take the prime rate of interest in effect as of January 1, 2004 and that interest rate shall be applied for the $15,000 and credited as interest for the period between the date of this Third Amendment and December 31, 2004 and a copy of the interest earned shall be sent to Lessee by February 15, 2005). Lessor may co-mingle such deposit with Lessor's own funds. In the event that Lessee fails to remove the New Door and repair the Demised Premises to the condition as existed prior


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to the removal of the New Door, normal wear, tear and casualty excepted, then
Lessor shall be entitled, at its option, to use the New Door Security Deposit to complete the removal of the New Door and repair of the Demised Premises. Any funds remaining of the New Door Security Deposit, plus interest accrued thereon after the removal and repair is completed shall belong to Lessee. If Lessor incurs costs due to Lessee' failure to perform that are in excess of the New Door Security Deposit then Lessee shall be obligated to reimburse Lessor for the same within ten (10) days of receipt of a written invoice reflecting and substantiating the costs. As long as Lessee performs the removal and repairs then Lessor shall return the New Door Security Deposit and all interest accrued thereon shall be released to Lessee when the Lease is terminated or has otherwise expired by its terms.


         4. Continuation. Except as otherwise expressly amended hereby, the terms and provisions of the Lease shall remain in full force and effect.


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         IN WITNESS WHEREOF, Lessor and Lessee have caused this Third Amendment to Office/Warehouse Lease to be executed and delivered effective as of the date first above written.

                                          LESSOR:
                                          CAMBRIDGE APARTMENTS, INC.


                                         By:
                                             ----------------------------------
                                             Its:
                                                  -----------------------------

                                          LESSEE:
                                          NAVARRE CORPORATION

                                         By:
                                             ----------------------------------
                                             Its:
                                                  -----------------------------


[Signature Page to Third Amendment to Lease Agreement between Navarre Corporation and Cambridge Apartments, Inc.]


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                                    EXHIBIT A
                            (NEW DOOR PLAN - ATTACHED)

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